UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 30, 2010

SYNIVERSE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32432	30-0041666
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8125 Highwoods Palm Way

Tampa, Florida 33647

Telephone: (813) 637-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 30, 2010, Syniverse Holdings, Inc. (the “Company”) and American Stock Transfer and Trust Company, LLC, a New York limited liability company (the “Rights Agent”) entered into an amendment (the “Amendment”) to the Rights Agreement, dated as of November 16, 2008, by and between the Company and the Rights Agent (the “Rights Agreement”). The Amendment amends the final expiration date of the Company’s preferred share purchase rights (the “Rights”) issued under the Rights Agreement in connection with the Company’s shareholder rights plan. As a result of the Amendment, the Rights expired and the Rights Agreement and shareholder rights plan terminated effective as of the close of business on July 30, 2010.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed hereto as Exhibit 4.1 and incorporated herein by reference. A copy of the press release announcing this matter is attached hereto as Exhibit 99.1.

Item 3.03	Material Modification to Rights of Security Holders.

See the disclosure under Item 1.01 to this Current Report on Form 8-K, which is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amendment, dated as of July 30, 2010, to the Rights Agreement, dated as of November 16, 2008, by and between Syniverse Holdings, Inc. and American Stock Transfer and Trust Company, LLC.

99.1	Syniverse Holdings, Inc. press release dated July 30, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2010

SYNIVERSE HOLDINGS, INC.
(Registrant)

By:	/s/ Laura E. Binion
	Name:	Laura E. Binion
	Title:	Senior Vice President and General Counsel